UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------


                                   FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):      May 23, 2006

                          MONARCH CASINO & RESORT, INC.
             (Exact name of registrant as specified in its charter)


          NEVADA                     0-22088                  88-0300760
(State or other jurisdiction       (Commission             (I.R.S. Employer
      of incorporation)             File Number)          Identification No.)


     3800 South Virginia Street
            Reno, NEVADA                                          89502
----------------------------------------                        ----------
(Address of Principal Executive Offices)                        (Zip Code)



                                 (775)825-3355
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                1175 West Moana Lane, Suite 200, Reno, NV 89509
              ----------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 1.01 Entry into a Material Definitive Agreement.

     The disclosures set forth in Item 5.02 are incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On May 23, 2006, the Board of Directors of Monarch Casino & Resort, Inc. (the "Company") accepted a letter of resignation from Ben Farahi, Co-Chairman of the Board, Secretary, Treasurer and Chief Financial Officer of the Company, resigning from all of his positions with the Company and its subsidiaries.
The resignation was contingent upon the Board's passage of a resolution immediately accelerating the vesting of all of Ben Farahi's stock options
effective as of May 23, 2006.   At its May 23, 2006 meeting, the Board passed
a resolution ratifying the Executive Long Term Incentive Stock Option Plan Committee's decision to accelerate for immediate vesting 76,668 option shares, representing all of the outstanding stock options held by Ben Farahi as of the date of the meeting. The Company thereafter vested the stock options held by Ben Farahi in the amount of 76,668 shares of common stock. As a result of the acceleration of vesting of the options to Ben Farahi, the Company currently estimates a one time non-recurring, non-cash expense of approximately $0.04 to $0.05 per diluted share in the second quarter ending June 30, 2006. The stock option expense will be accelerated into the second quarter of 2006, but would have been incurred ratably between now and the third quarter of 2008 had Mr. Farahi remained with the Company. A copy of Mr. Farahi's resignation letter is attached hereto as Exhibit 99.1 and is incorporated by reference herein. Mr. Farahi resigned to pursue other business interests.

     During the May 23, 2006 Board of Directors meeting, the Board passed a resolution to leave vacant the director position previously held by Ben Farahi. By leaving the director seat vacant, the Company has become compliant with Nasdaq Marketplace rules requiring a majority of independent directors
almost six months earlier than required.   Prior to December 14, 2005, the
Company was considered a "controlled company" under Nasdaq Marketplace rules because more than fifty percent (50%) of the Company's voting power was held by the Farahi family, including John Farahi, Bob Farahi, Ben Farahi and the Jila Farahi Trust. As a "controlled company," the Company's board was exempt from Nasdaq Marketplace requirements to have a majority of independent directors. On December 14, 2005, due to a sale of shares by a member of the Farahi family, the aggregate voting power held by the Farahi family dropped below 50%, causing the Company to no longer fall within the definition of a "controlled company." The Company was required to have a majority of independent directors by December 14, 2006. By not filling the vacancy created by the resignation of Ben Farahi, the Company currently has a majority of independent directors.

     At the May 23, 2006 Board meeting, the Board elected Mr. Bob Farahi as the Interim Secretary and Interim Treasurer of the Company and its subsidiaries, effective immediately. Bob Farahi has been Co-Chairman of the Board and President of the Company since its inception, and of Golden Road since 1993. From 1973 until June 1993, Mr. Farahi was Vice President and a Director of Golden Road. Mr. Farahi divides his working time between the Company and the other companies with which he is involved. Mr. Farahi is a partner in Farahi Investment Company. Mr. Farahi holds a biochemistry degree from the University of California at Berkeley.

     The Company has hired Ronald Rowan, CPA, MBA, age 42, as the Company's
new Chief Financial Officer effective June 19, 2006.   Mr. Rowan has extensive
experience in financial leadership both within and outside the gaming
industry.   Most notably, he was the CFO and Corporate Secretary for Casino
Data Systems, from 1999 to 2001, which was bought by Aristocrat Leisure Limited, an Australian company, in 2001. Mr. Rowan continued on with

Aristocrat, from 2001 to 2003, where he served as CFO for the US-based subsidiary responsible for North and South American operations. Mr. Rowan is departing Z Trading Industries, LLC from the positions of Chief Operating and Financial Offer, positions in which he has served since 2004. From 2003 to 2004, he was the Chief Financial Officer of Camco, Inc.

Item 8.01. Other Events

     In preparation for the Annual Meeting of stockholders held on May 23, 2006, the Company issued a press release on May 23, 2006 that disclosed information related to the announcement of expansion plans for the Atlantis Casino Resort & Spa, introduced the Company's new Chief Financial Officer, Ronald Rowan, and announced the resignation of Ben Farahi as the Company's Co-Chairman of the Board, Secretary, Treasurer and Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

     In the release, the Company outlined plans for the next expansion phase of the Atlantis, for which construction is expected to begin late in the fourth quarter of 2006 or in the first quarter of 2007. The new space added to the casino level, the second and third floors and the basement level will total approximately 116,000 sq. ft. Once complete, the existing casino floor
will be expanded by over 20,000 sq. ft., or approximately 40%.   The plans
include a new, approximately 4,000 sq. ft., modern race and sports book and an
enlarged poker room.   The Company also will be adding a New York-style
delicatessen and restaurant. The second floor expansion will create additional ballroom and convention space of approximately 27,000 sq. ft., doubling its existing facilities. The existing spa and fitness center will be remodeled and expanded to create a 14,000 sq. ft. ultra-modern spa and fitness center facility. The Company also plans to add a pedestrian skywalk over Peckham Lane, connecting the Reno-Sparks Convention Center to the Atlantis. The Company estimates that the expansion will cost approximately $50 million and expects to fund the expansion primarily with cash flow from operations. The expansion plans are contingent upon the receipt of final approvals from applicable governmental agencies, including the City of Reno, and with respect to the proposed walkway, the Reno-Sparks Convention and Visitors Authority.

     The release also disclosed information discussed above in Items 1.01 and 5.02.

     On May 25, 2006, the Company issued a press release announcing the results of the matters voted on at its 2006 Annual Meeting of Stockholders and matters voted on by the Board of Directors during their meeting also held on Tuesday, May 23, 2006. A copy of the press release is attached hereto as
Exhibit 99.3 and is incorporated by reference herein to this Current Report.

     Included within this press release was formal notification that effective June 1, 2006, Monarch's principal executive offices will be changing from 1175
W. Moana Lane, Reno, Nevada 89509 to 3800 S. Virginia Street, Reno, Nevada 89502. Monarch's telephone and facsimile numbers will also change. Effective June 1, 2006, the new main telephone number will be (775) 335-4600 and the new facsimile number will be (775) 332-9171.

     The release also disclosed information discussed above in Item 5.02.

     The information, including exhibits attached hereto, in this Current Report is being furnished and shall not be deemed "filed" for the purposes of
Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits:

     99.1 Letter of Resignation from Ben Farahi dated May 23, 2006.
     99.2 Monarch Casino & Resort, Inc. press release dated May 23, 2006.
     99.3 Monarch Casino & Resort, Inc. press release dated May 25, 2006.



                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  MONARCH CASINO & RESORT, INC.


Date:    May 30, 2006             By: /s/ Bob Farahi
                                          -------------------------
                                  Name:   Bob Farahi
                                  Title:  Co-Chairman of the Board, President,
                                          Interim Treasurer, Interim Secretary
                                          and Director

                                                                  EXHIBIT 99.1

                                May 23, 2006


Bob Farahi, Co-Chairman
Monarch Casino & Resort, Inc.
1175 West Moana Lane
Reno, NV 89509

Dear Bob:

     Based upon Monarch Casino & Resort, Inc.'s (the "Company") agreement to immediately accelerate the vesting of all of my outstanding stock options for the Company, effective as of May 23, 2006, I hereby tender my resignation from all my positioins with the Company and its subsidiaries, including my positions as the Company's Co-Chairman and director, Chief Financial Officer, Secretary, and Treasurer. My resignation shall be deemed effective as of the Board of Directors meeting on May 23, 2006, and the Board's passage of a resolution immediately accelerating the vesting of all of my outstanding stock options effective May 23, 2006.


                              Sincerely,



                          By: /s/ Ben Farahi
                              --------------
                                  Ben Farahi

                                                                  EXHIBIT 99.2

 MONARCH CASINO TO ANNOUNCE ATLANTIS EXPANSION PLANS, APPOINTMENT OF NEW CHIEF
      FINANCIAL OFFICER, AND DEPARTURE OF DIRECTOR/CFO BEN FARAHI AT ANNUAL
                               STOCKHOLDER MEETING

     RENO, NV-May 23, 2006- At today's annual meeting of stockholders, Monarch Casino & Resort, Inc. (Nasdaq: MCRI) (the "Company"), owner of the Atlantis Casino Resort in Reno, Nevada, will present an overview of its new expansion plans for the Atlantis, will introduce the Company's new Chief Financial Officer, Ronald Rowan, and will announce the resignation of Co-Chairman of the Board, Secretary, Treasurer and Chief Financial Officer Ben Farahi.

     The Company will outline plans for the next expansion phase of the Atlantis, which is expected to begin construction late in the fourth quarter of 2006 or in the first quarter of 2007. New space added to the casino level, the second and third floors and the basement level will total approximately 116,000 sq. ft. Once complete, the existing casino floor will be expanded by
over 20,000 sq. ft., or approximately 40%.   The plans include a new,
approximately 4,000 sq. ft., modern race and sports book and an enlarged poker
room.   The Company also will be adding a New York-style delicatessen and restaurant. The second floor expansion will create additional ballroom and convention space of approximately 27,000 sq. ft., doubling its existing facilities. The existing spa and fitness center will be remodeled and expanded to create a 14,000 sq. ft. ultra-modern spa and fitness center facility. The Company also plans to add a pedestrian skywalk over Peckham Street, connecting the Reno-Sparks Convention Center to the Atlantis. The Company estimates that the expansion will cost approximately $50 million and expects to fund the expansion primarily with cash flow from operations. The expansion plans are contingent upon the receipt of final approvals from applicable governmental agencies, including the City of Reno, and with respect to the proposed walkway, the Reno-Sparks Convention and Visitors Authority.

     John Farahi, Monarch's CEO and Co-Chairman stated: "I am pleased to announce the newest phase of Atlantis expansion. Our superb design team has put creativity and careful thought into these plans, resulting in a design that is both exciting and functional. This expansion is part of the board's overall effort to expand our existing holdings and we will continue to search for and evaluate strategic growth opportunities."

     The Company announced that Ronald Rowan, CPA, MBA has been hired as the
Company's new Chief Financial Officer effective June 19, 2006.   Mr. Rowan has
extensive experience in financial leadership both within and outside the
gaming industry.   Most notably, he was the CFO and Corporate Secretary for
Casino Data Systems, which was bought by Aristocrat Leisure Limited, an Australian company, in 2001. Mr. Rowan continued on with Aristocrat where he served as CFO for the US-based subsidiary responsible for North and South American operations.

     John Farahi stated: "Mr. Rowan brings with him the experience and knowledge necessary to help lead Monarch into our next stage of growth and development. We are confident in his ability to provide key leadership to the
planning and implementation of our strategic growth.   Ron has a fantastic
reputation as a motivator and team player, and I look forward to working closely with him."

     The Company announced that Ben Farahi has submitted his resignation as Co-Chairman of the Board, Secretary, Treasurer and Chief Financial Officer effective at the Board of Directors meeting on May 23, 2006. The Company will immediately vest stock options held by Ben Farahi in the amount of 76,668 shares of common stock. As a result of the acceleration of vesting of the options to Ben Farahi, the Company currently estimates a one time non-recurring, non-cash expense of approximately $0.04 to $0.05 per diluted share in the second quarter ending June 30, 2006. The stock option expense will be accelerated into the second quarter of 2006, but would have been incurred ratably between now and the third quarter of 2008 had Mr. Farahi remained with the Company.

     Monarch Casino & Resort, Inc., through its wholly-owned subsidiary, owns and operates the tropically-themed Atlantis Casino Resort in Reno, Nevada.
The Atlantis is the closest hotel-casino to, and is directly across the street from, the Reno-Sparks Convention Center. The Atlantis is recognizable due to its Sky Terrace, a unique structure rising approximately 55 feet above street level and spanning 160 feet across Virginia Street with no intermediate support pillars. The Sky Terrace connects the Atlantis to a 16-acre parcel of land owned by the Company, that is compliant with all casino zoning requirements and is suitable and available for future expansion or growth. Currently, the Company uses it as additional paved parking for the Atlantis. The existing Atlantis site offers almost 1,000 guest rooms in three contiguous high-rise hotel towers and a motor lodge. The tropically-themed Atlantis features approximately 51,000 square feet of high-energy casino space with 38 table games and approximately 1,450 slot and video poker machines, a sports book, Keno and a poker room, and offers a variety of dining choices in the form of nine high-quality food outlets.

     This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 which are subject to change, including, but not limited to, comments relating to (i) future operating performance, (ii) future expansion plans (iii) sources of funds for expansion plans, and (iv) the impact of accelerated vesting of options . The actual results may differ materially from those described in any forward-looking statements. Additional information concerning potential factors that could affect the Company's activities and financial results is included in the Company's Securities and Exchange Commission filings, which are available on the Company's web site.

Contacts: Jacob L. Hafter, Corporate Director of Administration
          (775) 335-4578 or jhafter@monarchcasino.com.

For additional information, visit Monarch's web site at www.monarchcasino.com.

                                                                  EXHIBIT 99.3

 MONARCH CASINO STOCKHOLDERS RE-ELECT DIRECTORS; BOARD APPOINTS BOB FARAHI AS
    INTERIM SECRETARY AND TREASURER AND APPROVES CHANGE OF CORPORATE ADDRESS


     RENO, NV-May 26, 2006-Monarch Casino & Resort, Inc. (Nasdaq: MCRI) (the "Company") today announced the results of the matters voted on at its 2006 Annual Meeting of Stockholders (the "Annual Meeting"), which was held on Tuesday, May 23, 2006, at Atlantis Casino Resort Spa in Reno, Nevada, and certain matters approved by the Board of Directors during their meeting, also held on Tuesday, May 23, 2006.

     At the Annual Meeting, the Company's stockholders re-elected three directors, John Farahi, Craig F. Sullivan and Charles W. Scharer, each to serve a term of two years. John Farahi is also a Co-Chairman of the Board, Chief Executive Officer and Chief Operating Officer of the Company. Mr. Sullivan and Mr. Scharer are independent members of the Board.

     "We appreciate the interest and support we received from our stockholders who attended the annual meeting and look forward to achieving continued value for all of our stockholders," said John Farahi.

     At the meeting of the Board of Directors, Bob Farahi, Co-Chairman of the Board and President of the Company, was elected as interim Secretary and Treasurer. The Company's Secretary and Treasurer positions were vacated as a result of Ben Farahi's May 23, 2006 resignation. In order to maintain compliance with Nasdaq Marketplace rules requiring the Company to have a majority of independent directors by December 2006, the Board voted not to
fill Ben Farahi's board seat.   Prior to December 14, 2005, the Company was
considered a "Controlled Company" under Nasdaq Marketplace rules because more than fifty percent (50%) of the Company's voting power was held by the Farahi family, including John Farahi, Bob Farahi, Ben Farahi and the Jila Farahi Trust. As a result of the sale of shares on December 14, 2005, the Farahi family's ownership fell below 50%. By not filling the vacancy created by the resignation of Ben Farahi, the Company currently has a majority of independent directors.

     Bob Farahi, Monarch's President and Co-Chairman stated: "The Board's acts were an efficient and cost-effective way to comply with the Nasdaq requirements six months earlier than required."

     The Board also approved the move of the Company's principal executive offices to the Atlantis. Effective June 1, 2006, Monarch's corporate address will be 3800 South Virginia Street, Reno, Nevada 89502. Monarch's telephone and facsimile numbers will also change. Effective June 1, 2006, the new main telephone number will be (775) 335-4600 and the new facsimile number will be
(775) 332-9171.

     John Farahi stated: "By centralizing Monarch's executive management team into one location, we can both increase efficiency and minimize costs." Monarch Casino & Resort, Inc., through its wholly-owned subsidiary, owns and operates the tropically-themed Atlantis Casino Resort Spa in Reno, Nevada.
The Atlantis is the closest hotel-casino to, and is directly across the street from, the Reno-Sparks Convention Center. The Atlantis is recognizable due to its Sky Terrace, a unique structure rising approximately 55 feet above street level and spanning 160 feet across Virginia Street with no intermediate support pillars. The Sky Terrace connects the Atlantis to a 16-acre parcel of land owned by the Company that is compliant with all casino zoning requirements and is suitable and available for future expansion or growth. Currently, the Company uses it as additional paved parking for the Atlantis. The existing Atlantis site offers almost 1,000 guest rooms in three contiguous high-rise hotel towers and a motor lodge. The tropically-themed Atlantis features approximately 51,000 square feet of high-energy casino space with 38 table games and approximately 1,450 slot and video poker machines, a sports book, Keno and a poker room, and offers a variety of dining choices in the form of nine high-quality food outlets.

     This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 which are subject to change. The actual results may differ materially from those described in any forward-looking statements. Additional information concerning potential factors that could affect the Company's activities and financial results is included in the Company's Securities and Exchange Commission filings, which are available on the Company's web site.

Contacts: Jacob L. Hafter, Corporate Director of Administration
          (775) 335-4578 or jhafter@atlantiscasino.com

For additional information, visit Monarch's web site at www.monarchcasino.com.